Exhibit 99(a)

SCOTTISHPOWER CONFIRMS COMPLETION OF POWERCOR DISPOSAL

Further to the announcement of 3 August 2000 regarding the disposal of
ScottishPower's Australian assets to Cheung Kong Infrastructure and Hongkong
Electric Holdings, ScottishPower confirms the completion of the disposal of
PowerCor for approximately A$2.3 billion on Wednesday 6 September 2000.

The binding offer from Cheung Kong Infrastructure and Hongkong Electric
Holdings for the 19.9% interest in Hazelwood is still subject to a pre-emptive rights process and the sale is expected to conclude later this year.

More information. ScottishPower Press Office

Colin McSeveny 0141 248 8200

08/09/00